Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$39,526,520
Unrealized Gain (Loss) on Market Value of Futures	106,455,190
Dividend Income	65,446
Interest Income	1,882
ETF Transaction Fees	12,000
Total Income (Loss)	$146,061,038

Expenses
Investment Advisory Fee	$698,317
Brokerage Commissions	132,956
NYMEX License Fee	37,514
Prepaid Insurance Expense	22,236
Audit fees	13,589
Non-interested Directors' Fees and Expenses	10,337
Legal Fees	7,923
SEC & FINRA Registration Expense	1,860
Total Expenses	$924,732
Net Gain (Loss)	$145,136,306

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$1,854,528,795
Additions (1,200,000 Units)	45,732,837
Withdrawals (6,700,000 Units)	(256,790,366)
Net Gain (Loss)	145,136,306

Net Asset Value End of Period	$1,788,607,572
Net Asset Value Per Unit (45,900,000 Units)	$38.97

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502